EX-99.77Q1 OTHER EXHIBIT
Addendum to Question 7.x on Form N-SAR
List the name of each series and give a consecutive number to each series in excess of the 99 consecutive series permitted by the Form.  Please refer to the most recent shareholders report for additional information concerning the Funds.
Series
Number

Series Name
Is this the Series last filing
for this Series? (Y/N)
101
Rothschild U.S. Large-Cap Core Fund
N
102
Rothschild U.S. Large-Cap Value Fund
N
103
Rothschild U.S. Small/Mid-Cap Core Fund
N
104
Rothschild U.S. Small-Cap Core Fund
N
105
Rothschild U.S. Small-Cap Value Fund
N
106
Rothschild U.S. Small-Cap Growth Fund
N